Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report, dated February 15, 2008, in the Registration Statement (Form N1-A) of Prospector Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-143669).

/s/Ernst & Young LLP

Minneapolis, Minnesota
April 25, 2008